Exhibit 99.1

Vonage Reports Third Quarter 2021 Financial Results

Vonage Communications Platform (VCP) Service Revenues Grew 25% Year over Year
Company Raises Full-year VCP Revenue and Adjusted EBITDA Guidance

HOLMDEL, N.J., November 4, 2021 -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights:
•Vonage Communications Platform (VCP) Revenue of $288 million
◦VCP Service Revenue increased 25%
◦API Revenue increased 43%
◦Unified Communications & Contact Center Service Revenue increased 8%
•Consolidated Net Loss of $2 million and Adjusted EBITDA of $51 million
•VCP Adjusted EBITDA of $5 million

“We had another strong quarter of results across the Vonage Communications Platform driven by disciplined go-to-market execution, increased product innovation delivery and continued demand from new and existing customers,” said Rory Read, Chief Executive Officer. “This is reflected in VCP service revenue increasing 25% year over year led by API revenue growing at 43% and Unified Communications and Contact Center again beating expectations and on track for double digit growth in early 2022.”

Read continued, “We are seeing customers across all industries increasingly choose Vonage to help them digitally transform their customer communications and engagement solutions as companies continue to embrace hybrid work, develop disruptive solutions and expand communication channels. We believe Vonage is well positioned to continue to execute our business plan and deliver on our commitments to customers and shareholders.”

Third Quarter 2021 Vonage Communications Platform Highlights (compared to the year-ago quarter)
•VCP revenue, which consists of Unified Communications, Contact Center and API revenue, was $288 million. VCP service revenue was $274 million, a 25% increase.
•API revenue grew 43% driven by broad-based demand across geographies, verticals and customers, and dollar-based net expansion (DBNE) was 129%.
•Unified Communications and Contact Center service revenue grew 8%, ahead of expectations.
•Ten out of our top 15 deals included a combined UC and CC solution for the second quarter in a row.
•VCP service revenue per customer rose 25% to $657 per month.
•VCP service revenue churn of 0.6% declined by 60 basis points.

Third Quarter 2021 Consumer Segment Results (compared to the year-ago quarter)
•Consumer revenue of $70 million declined 15%.
•Customer churn was 1.5% down 30 basis points.
•Average revenue per line (ARPU) of $28.47, increased by $0.16.
•Ended the quarter with approximately 807,000 consumer subscriber lines.
◦95% of these customers are tenured over two years and 83% are tenured over five years.

Product Innovation
•Added Conversational Commerce solution to product portfolio with acquisition of Jumper.ai, which provides significant technology, talent, and expertise to capitalize on the growing convergence of seamless shopping and conversations on services such as Messenger, WhatsApp and Instagram.
•Launched AI Virtual Assistant for Vonage Business Communications (VBC), one of the first AI-driven conversational solutions to deliver enhanced self-service interactions for unified communications.
•Vonage’s Contact Center solution was one of the first to be selected by Google in its new “Chrome Enterprise Recommended” contact center category.

Industry Accolades
•Received the Salesforce Partner Innovation Award for Customer Success, showcasing leadership within the Salesforce ecosystem.
•Placed in the Gartner 2021 Magic Quadrant for Unified Communications as a Service, Worldwide.
•Placed in the Gartner 2021 Magic Quadrant for Contact Center as a Service.
•Earned 2021 Asia-Pacific Communications Platform-as-a-Service (CPaaS) Company of the Year Award from Frost & Sullivan.
•Named a Leader in the Frost RadarTM Communications Platforms as a Service Industry, 2021 report from Frost & Sullivan.
•Recognized as Google Cloud Customer Award Winner for exceptional customer service.

Consolidated Income and Balance Sheet
For the third quarter of 2021, Vonage reported consolidated revenue of $358 million, up from $317 million in the year-ago quarter. GAAP net loss was $2 million, or ($0.01) per share, versus a net loss of $10 million in the prior-year period, or ($0.04) per share. Third quarter adjusted net income(1) was $10 million or $0.04 per share, down from adjusted net income(1) of $17 million or $0.07 per share in the prior-year period.

For the third quarter, the Company generated Adjusted EBITDA(2) of $51 million, and Adjusted EBITDA minus Capex(2) of $38 million. Net Cash from Operations was $44 million and Free Cash Flow(3) was $31 million for the quarter. As of September 30, 2021, the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 2.3 times.

Fourth Quarter and Updated 2021 Outlook
For the fourth quarter of 2021, Vonage expects the following:
•VCP revenue in the range of $293 million to $301 million; within this:
◦VCP service revenue is expected to grow in the range of 22% to 25%.
•Consumer revenue in the $65 million range.
•Consolidated revenue in the range of $358 million to $366 million.
•VCP adjusted EBITDA in the $4 million to $8 million range.
•Consumer adjusted EBITDA in the $42 million range.

•Consolidated Adjusted EBITDA in the range of $46 million to $50 million.
•Capex in the $16 million range.

For the full year 2021, the Company now expects the following:
•VCP segment revenue in the range of $1.113 billion to $1.121 billion; within this:
◦VCP service revenue is expected to grow in the range of 23% to 24%.
•Consumer revenue in the $288 million range.
•Consolidated revenue in the range of $1.400 billion to $1.409 billion.
•VCP adjusted EBITDA in the range of $8 million to $12 million.
•Consumer adjusted EBITDA in the $186 million range.
•Consolidated adjusted EBITDA in the range of $194 million to $198 million.
•Capex in the $60 million range.

Conference Call and Webcast
The Company will host a conference call to discuss its financial results for the third quarter of 2021 and other matters at 8:30 AM Eastern Time today. To participate, please dial (877) 407-9716. International callers should dial (201) 493-6779.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 13714230.

About Vonage
Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Monica Gould, 212.871.3927, ir@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income (loss).
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net income (loss).
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Service, access and product revenues	$341,544	$332,559	$298,991	$988,896	$878,584
USF revenues	16,797	18,910	17,658	53,814	46,055
Total revenues	358,341	351,469	316,649	$1,042,710	$924,639

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $15,817, $15,515, $13,649, $44,979, and $35,953, respectively)	161,067	149,887	124,243	449,634	357,252
USF cost of revenues	16,797	18,910	17,658	53,814	46,055
Sales and marketing	86,826	86,215	85,505	254,515	261,953
Engineering and development	17,636	22,710	20,110	60,706	59,097
General and administrative	44,063	43,301	56,835	132,297	140,537
Depreciation and amortization	22,507	22,284	22,887	65,208	64,064
	348,896	343,307	327,238	1,016,174	928,958
Income from operations	9,445	8,162	(10,589)	26,536	(4,319)
Other Income (Expense):
Interest expense	(7,045)	(7,081)	(7,373)	(21,424)	(24,776)
Other income (expense), net	(100)	(288)	(37)	(214)	154
	(7,145)	(7,369)	(7,410)	(21,638)	(24,622)
Income (Loss) before income tax expense	2,300	793	(17,999)	4,898	(28,941)
Income tax (expense) benefit	(4,332)	(731)	7,937	(7,244)	6,694
Net (loss) income	$(2,032)	$62	$(10,062)	$(2,346)	$(22,247)
(Loss) Income per common share:
Basic	$(0.01)	$—	$(0.04)	$(0.01)	$(0.09)
Diluted	$(0.01)	$—	$(0.04)	$(0.01)	$(0.09)
Weighted-average common shares outstanding:
Basic	252,101	251,430	246,697	251,065	245,242
Diluted	252,101	259,962	246,697	251,065	245,242

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Statement of Cash Flow Data:
Net cash provided by operating activities	$43,886	$42,203	$12,628	$133,407	$51,431
Net cash used in investing activities	(12,768)	(12,736)	(12,990)	(41,984)	(38,234)
Net cash (used in) provided by financing activities	(21,986)	(41,222)	807	(84,227)	12,871
Capital expenditures, acquisition of intangible assets net of proceeds on sale of intangible assets, acquisition and development of software assets	(12,768)	(12,736)	(12,990)	(41,984)	(38,234)

	September 30,	December 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$48,386	$43,078
Restricted cash	2,461	1,919
Accounts receivable, net of allowance	138,630	116,304
Prepaid expenses and other current assets	40,655	38,361
Deferred customer acquisition costs, current and non-current	96,207	85,690
Property and equipment, net	25,742	31,621
Goodwill	613,774	624,328
Operating lease right of use assets	32,202	29,330
Software, net	99,933	80,638
Intangible assets, net	168,175	204,267
Deferred tax assets	104,705	106,374
Other assets	34,359	33,926
Total assets	$1,405,229	$1,395,836

Accounts payable and accrued expenses	$230,046	$175,544
Operating lease liabilities, current and non-current	44,115	42,573
Deferred revenue, current	56,325	65,506
Total notes payable, net and indebtedness under revolving credit facility, including current portion	150,500	215,500
Convertible senior notes, net	301,807	290,784
Other liabilities	3,083	3,155
Total liabilities	$785,876	$793,062
Total stockholders' equity	$619,353	$602,774

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)

The table below includes summarized income statement information that our management uses to measure the operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Service, access and product revenues	$281,311	$269,217	$227,213	$799,568	$654,403
USF revenues	6,845	7,196	6,613	20,455	15,925
Total revenues	288,156	276,413	233,826	820,023	670,328

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	152,939	140,979	115,487	423,561	330,344
USF cost of revenues	6,845	7,196	6,613	20,455	15,925
Sales and marketing	83,227	82,304	82,601	243,355	252,619
Engineering and development	16,519	21,721	18,103	57,763	52,831
General and administrative	42,439	41,009	53,847	124,216	129,279
Depreciation and amortization	22,325	22,055	21,929	64,460	60,777
	324,294	315,264	298,580	933,810	841,775
Loss from operations	$(36,138)	$(38,851)	$(64,754)	$(113,787)	$(171,447)

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenues:
Service revenues	$274,031	$260,452	$218,456	$774,925	$626,416
Access and product revenues(1)	7,280	8,765	8,757	24,643	27,987
Service, access and product revenues excluding USF	281,311	269,217	227,213	799,568	654,403
USF revenues	6,845	7,196	6,613	20,455	15,925
Total revenues	$288,156	$276,413	$233,826	$820,023	$670,328

Cost of Revenues:
Service cost of revenues(2)	$144,156	$130,351	$105,593	$394,524	$298,588
Access and product cost of revenues(1)	8,783	10,628	9,894	29,037	31,756
Service, access and product cost of revenues excluding USF	152,939	140,979	115,487	423,561	330,344
USF cost of revenues	6,845	7,196	6,613	20,455	15,925
Total cost of revenues	$159,784	$148,175	$122,100	$444,016	$346,269

Service margin %	47.4%	50.0%	51.7%	49.1%	52.3%
Gross margin % excluding USF (Service, access and product margin %)	45.6%	47.6%	49.2%	47.0%	49.5%
Gross margin %	44.5%	46.4%	47.8%	45.9%	48.3%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $15,635, $15,286, and $12,691 for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, and $44,231 and $32,370 for the nine months ended September 30, 2021 and 2020, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Service revenue per customer	$657	$632	$527	$624	$504
Vonage Communications Platform service revenue churn	0.6%	1.0%	1.2%	0.7%	1.0%

The table below includes summarized income statement information that our management uses to measure the operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Service , access and product revenues	$60,233	$63,342	$71,778	$189,328	$224,181
USF revenues	9,952	11,714	11,045	33,359	30,130
Total revenues	70,185	75,056	82,823	222,687	254,311

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	8,128	8,908	8,756	26,073	26,908
USF cost of revenues	9,952	11,714	11,045	33,359	30,130
Sales and marketing	3,599	3,911	2,904	11,160	9,334
Engineering and development	1,117	989	2,007	2,943	6,266
General and administrative	1,624	2,292	2,988	8,081	11,258
Depreciation and amortization	182	229	958	748	3,287
	24,602	28,043	28,658	82,364	87,183
Income from operations	$45,583	$47,013	$54,165	$140,323	$167,128

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenues:
Service revenues	$60,162	$63,289	$71,693	$189,148	$223,981
Access and product revenues(1)	71	53	85	180	200
Service, access and product revenues excluding USF	60,233	63,342	71,778	189,328	224,181
USF revenues	9,952	11,714	11,045	33,359	30,130
Total revenues	$70,185	$75,056	$82,823	$222,687	$254,311

Cost of Revenues:
Service cost of revenues(2)	$7,607	$8,412	$8,287	$24,532	$25,470
Access and product cost of revenues(1)	521	496	469	1,541	1,438
Service, access and product cost of revenues excluding USF	8,128	8,908	8,756	26,073	26,908
USF cost of revenues	9,952	11,714	11,045	33,359	30,130
Total cost of revenues	$18,080	$20,622	$19,801	$59,432	$57,038

Service margin %	87.4%	86.7%	88.4%	87.0%	88.6%
Gross margin % excluding USF (Service, access and product margin %)	86.5%	85.9%	87.8%	86.2%	88.0%
Gross margin %	74.2%	72.5%	76.1%	73.3%	77.6%
(1) Includes customer premise equipment and shipping and handling.
(2) Excludes depreciation and amortization of $182, $229, $958 for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, and $748 and $3,583 for the nine months ended September 30, 2021 and 2020, respectively.
The table below includes key operating data that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Average monthly revenues per line	$28.47	$29.37	$28.31	$28.82	$27.71
Subscriber lines (at period end)	807,265	836,243	951,729	807,265	951,729
Customer churn	1.5%	1.5%	1.8%	1.5%	1.7%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net (loss) income	$(2,032)	$62	$(10,062)	$(2,346)	$(22,247)
Interest expense	7,045	7,081	7,373	21,424	24,776
Income tax	4,332	731	(7,937)	7,244	(6,694)
Depreciation and amortization	22,507	22,284	22,887	65,208	64,064
Amortization of costs to implement cloud computing arrangements	818	961	670	2,675	1,947
EBITDA	32,670	31,119	12,931	94,205	61,846

Share-based expense	17,247	15,762	11,530	47,575	33,972
Organizational transformation (1)	—	—	—	—	5,119
Restructuring activities (2)	—	1,361	15,182	2,655	15,182
Other non-recurring items (3)	944	563	1,959	3,398	5,864
Adjusted EBITDA	50,861	48,805	41,602	147,833	121,983

Consumer Adjusted EBITDA	$45,839	$47,707	$56,001	$143,559	$174,983
VCP Adjusted EBITDA	5,022	1,098	(14,399)	4,274	(53,000)
Adjusted EBITDA	50,861	48,805	41,602	147,833	121,983
Less:
Capital expenditures	(2,058)	(2,171)	(2,863)	(6,782)	(7,718)
Intangible assets	431	(51)	(70)	318	(260)
Acquisition and development of software assets	(11,141)	(10,514)	(10,057)	(35,520)	(30,256)
Adjusted EBITDA Minus Capex	$38,093	$36,069	$28,612	$105,849	$83,749

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges, acquisition related expenses, gain on sale of intangible assets, and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET (LOSS) INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net (loss) income	$(2,032)	$62	$(10,062)	$(2,346)	$(22,247)
Amortization of acquisition - related intangibles	10,733	10,791	12,948	32,318	40,408
Amortization of costs to implement cloud computing arrangements	818	961	670	2,675	1,947
Amortization of debt discount	3,349	3,217	3,159	9,827	9,322
Organizational transformation (1)	—	—	—	—	5,119
Restructuring activities (2)	—	1,361	15,182	2,655	15,182
Other non-recurring items (3)	944	563	1,959	3,398	5,864
Tax effect on adjusting items	(4,120)	(4,392)	(7,123)	(13,227)	(16,347)
Net income excluding adjustments	$9,692	$12,563	$16,733	$35,300	$39,248
(Loss) Income per common share:
Basic	$(0.01)	$—	$(0.04)	$(0.01)	$(0.09)
Diluted	$(0.01)	$—	$(0.04)	$(0.01)	$(0.09)
Weighted-average common shares outstanding:
Basic	252,101	251,430	246,697	251,065	245,242
Diluted	252,101	259,962	246,697	251,065	245,242
Income per common share, excluding adjustments:
Basic	$0.04	$0.05	$0.07	$0.14	$0.16
Diluted	$0.04	$0.05	$0.07	$0.14	$0.15
Weighted-average common shares outstanding:
Basic	252,101	251,430	246,697	251,065	245,242
Diluted	260,851	259,962	256,318	260,069	253,585

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net cash provided by operating activities	$43,886	$42,203	$12,628	$133,407	$51,431
Less:
Capital expenditures	(2,058)	(2,171)	(2,863)	(6,782)	(7,718)
Proceeds from sale of intangible assets, net of payment for intangible assets	431	(51)	(70)	318	(260)
Acquisition and development of software assets	(11,141)	(10,514)	(10,057)	(35,520)	(30,256)
Free cash flow	$31,118	$29,467	$(362)	$91,423	$13,197

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2021	2020
Notes payable and indebtedness under revolving credit facility, net of current maturities	$150,500	$215,500
Convertible senior notes, net	301,807	290,784
Unamortized discount on debt	4,318	5,512
Unamortized debt related costs	38,875	48,704
Gross debt	495,500	560,500
Less:
Unrestricted cash	48,386	43,078
Net debt	$447,114	$517,422

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs, restructuring activities, and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs, restructuring activities and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs, acquisition related expenses, gain on sale of intangible assets, and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020. The items excluded from adjusted EBITDA are not separately evaluated for each reportable operating segment.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, restructuring activities, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, restructuring activities, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs, acquisition related expenses, gain on sale of intangible assets, and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding future financial results, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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